Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of August 20, 2004 among US Oncology, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto (the “Guarantors”), and JPMorgan Chase Bank, as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 1, 2002 (the “Indenture”), providing for the issuance of an aggregate principal amount of $175.0 million of 9 5/8% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, the Company and the Guarantors propose to amend the Indenture and the Notes (the “Proposed Amendments”), as contemplated hereby;

WHEREAS, the Company has obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 21, 2004, as amended, supplemented or modified (the “Consent Solicitation Statement”), to the Proposed Amendments upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 10.02 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding have consented;

WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;

WHEREAS, each of the Company and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this First Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the certificate of incorporation and by-laws of the Company and the Guarantors to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, on the date hereof, the Company has accepted for purchase the Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement; and

WHEREAS, the terms of this First Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Section 10.02 of the Indenture, the Company and the Guarantors agree with the Trustee as follows:

ARTICLE 1

Amendment of Indenture and Notes

1.1                                 Amendment of Section 1.01. Pursuant to Section 10.02 of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting in their entirety the definitions of “Accounts Receivable Entity,” “Acquired Indebtedness,” “Asset Acquisition,” “Asset Sale,” “Consolidated Amortization Expense,” “Consolidated Cash Flow,” “Consolidated Depreciation Expense,” “Consolidated Income Tax Expense,” “Consolidated Interest Coverage Ratio,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Net Worth,” “Coverage Ratio Exception,” “Designation,” “Designation Amount,” “Foreign Subsidiary,” “Independent Director,” “Independent Financial Advisor,” “Investments” “Management Services Agreement,” “Net Available Proceeds,” “Non-Recourse Debt,” “Pari Passu Indebtedness,” “Permitted Business,” “Permitted Investment,” “Permitted Joint Venture,” “Permitted Liens,” “PPM Asset Sales,” “Preferred Stock,” “Purchase Money Indebtedness,” “Redesignation,” “Refinancing Indebtedness,” “Restricted Payment,” “Restricted Payment Basket,” “Subordinated Indebtedness,” “Total Tangible Assets” and “Weighted Average Life to Maturity” contained in the Indenture.

1.2                                 Amendment of Section 1.02. Pursuant to Section 10.02 of the Indenture, Section 1.02 of the Indenture is hereby amended and restated in its entirety as follows:

Term	Defined in Section(s)

“Agent Members”	2.01
“Authenticating Agent”	2.02
“Base Guaranty Liability”	11.01
“Certificated Note”	2.01
“Clearstream”	2.01
“Covenant Defeasance”	8.01
“DTC”	2.01
“Euroclear”	2.01
“Event of Default”	6.01
“Global Legend”	2.01
“Global Notes”	2.01
“Global Note Holder”	2.01
“Institutional Accredited Investor”	2.01
“Legal Defeasance”	8.01
“Legal Holiday”	12.07
“Offshore Notes Exchange Date”	2.01
“Paying Agent”	2.03
“Payment Blockage Notice”	9.03, 11.04

“Qualified Institutional Buyer”	2.01
“Register”	2.05
“Registrar”	2.03
“Regulation S Global Notes”	2.01
“Regulation S Permanent Global Note”	2.01
“Regulation S Temporary Global Note”	2.01
“Securities Act Legend”	2.01
“Successor”	5.01

1.3                                 Amendment of Section 4.02. Pursuant to Section 10.02 of the Indenture, Section 4.02 of the Indenture is hereby amended and restated as follows:

Section 4.02.        [INTENTIONALLY OMITTED].

1.4                                 Amendment of Section 4.03. Pursuant to Section 10.02 of the Indenture, Section 4.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.03.        [INTENTIONALLY OMITTED].

1.5                                 Amendment of Section 4.04. Pursuant to Section 10.02 of the Indenture, Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.04.        [INTENTIONALLY OMITTED].

1.6                                 Amendment of Section 4.06. Pursuant to Section 10.02 of the Indenture, Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.06.        [INTENTIONALLY OMITTED].

1.7                                 Amendment of Section 4.07. Pursuant to Section 10.02 of the Indenture, Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.07.        [INTENTIONALLY OMITTED].

1.8                                 Amendment of Section 4.08. Pursuant to Section 10.02 of the Indenture, Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.08.        [INTENTIONALLY OMITTED].

1.9                                 Amendment of Section 4.09. Pursuant to Section 10.02 of the Indenture, Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.09.        [INTENTIONALLY OMITTED].

1.10                           Amendment of Section 4.10. Pursuant to Section 10.02 of the Indenture, Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.10.        [INTENTIONALLY OMITTED].

1.11                           Amendment of Section 4.11. Pursuant to Section 10.02 of the Indenture, Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11         [INTENTIONALLY OMITTED].

1.12                           Amendment of Section 4.12. Pursuant to Section 10.02 of the Indenture, Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.12.        [INTENTIONALLY OMITTED].

1.13                           Amendment of Section 4.13. Pursuant to Section 10.02 of the Indenture, Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.13.        [INTENTIONALLY OMITTED].

1.14                           Amendment of Section 4.14. Pursuant to Section 10.02 of the Indenture, Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.14.        [INTENTIONALLY OMITTED].

1.15                           Amendment of Section 4.15. Pursuant to Section 10.02 of the Indenture, Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.15.        [INTENTIONALLY OMITTED].

1.16                           Amendment of Section 4.16. Pursuant to Section 10.02 of the Indenture, Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.16.        [INTENTIONALLY OMITTED].

1.17                           Amendment of Section 4.17. Pursuant to Section 10.02 of the Indenture, Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.17.        [INTENTIONALLY OMITTED].

1.18                           Amendment of Section 4.18. Pursuant to Section 10.02 of the Indenture, Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.18.        [INTENTIONALLY OMITTED].

1.19                           Amendment of Section 4.19. Pursuant to Section 10.02 of the Indenture, Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.19.        [INTENTIONALLY OMITTED].

1.20                           Amendment of Section 5.01. Pursuant to Section 10.02 of the Indenture, Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.01. The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into (other than a merger with a Wholly Owned Subsidiary solely for the purpose of changing the Company’s state of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) unless, in each case, either (a) the Company shall be the surviving or continuing Person or (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture.

1.21                           Amendment of Section 6.01. Pursuant to Section 10.02 of the Indenture, Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 6.01.        Events of Default.

(a)                                  Each of the following is an “Event of Default:”

(1)                                  failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

(2)                                  failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon any redemption date as to which notice has been given to the Holders in accordance with the terms of this Indenture, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

(3)                                  [INTENTIONALLY OMITTED];

(4)                                  [INTENTIONALLY OMITTED];

(5)                                  [INTENTIONALLY OMITTED];

(6)                                  [INTENTIONALLY OMITTED];

(7)                                  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(D)                               makes a general assignment for the benefit of its creditors;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

(B)                                appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

(C)                                orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)                                  [INTENTIONALLY OMITTED].

1.22                           Amendment of Section 8.01. Pursuant to Section 10.02 of the Indenture, the third paragraph of Section 8.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the applicable redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2)                                  [INTENTIONALLY OMITTED],

(3)                                  [INTENTIONALLY OMITTED],

(4)                                  [INTENTIONALLY OMITTED],

(5)                                  [INTENTIONALLY OMITTED],

(6)                                  [INTENTIONALLY OMITTED],

(7)                                  the Company shall have delivered to the Trustee and Officers’ Certificate stating that the conditions provided for in clause (1) of this paragraph have been complied with.

1.23                           Amendments to the Notes. Pursuant to Section 10.02 of the Indenture, the first paragraph of Section 14 of the Notes is hereby amended and restated in its entirety to read as follows:

Each of the following is an Event of Default: (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture); (ii) failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon any redemption date as to which notice has been given to the Holders in accordance with the terms of this Indenture, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture); (iii) [INTENTIONALLY OMITTED]; (iv) [INTENTIONALLY OMITTED]; (v) [INTENTIONALLY OMITTED]; (vi) [INTENTIONALLY OMITTED]; (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case, (b) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (c) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or (ix) [INTENTIONALLY OMITTED].

ARTICLE 2

The Trustee

2.1                                 Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture and the Notes effected by this First Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the First Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company’s and the Guarantors’ responsibilities.

ARTICLE 3

Miscellaneous Provisions

3.1                                 Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

3.2                                 Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

3.3                                 Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

3.4                                 Counterparts. This First Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3.5                                 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

3.6                                 Governing Law. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

US ONCOLOGY, INC.

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Chief Financial Officer

ALABAMA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

AOR HOLDING COMPANY OF INDIANA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF ARIZONA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF INDIANA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF MISSOURI, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF OKLAHOMA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF PENNSYLVANIA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF TEXAS, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR MANAGEMENT COMPANY OF VIRGINIA, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR REAL ESTATE, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR OF INDIANA MANAGEMENT PARTNERSHIP, as a Subsidiary Guarantor

By:	AOR MANAGEMENT COMPANY OF INDIANA, INC.
Its:	General Partner

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

and

By:	AOR HOLDING COMPANY OF INDIANA, INC.
Its:	General Partner

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By:	AOR MANAGEMENT COMPANY OF TEXAS, INC.
Its:	General Partner

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AOR SYNTHETIC REAL ESTATE, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

AORT HOLDING COMPANY, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

CALIFORNIA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

FLORIDA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

GREENVILLE RADIATION CARE, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

IOWA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

MICHIGAN PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

NEBRASKA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

NEW MEXICO PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

NORTH CAROLINA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

PENNSYLVANIA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

PHYSICIAN RELIANCE HOLDINGS, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

PHYSICIAN RELIANCE NETWORK, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

RMCC CANCER CENTER, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

SELECTPLUS ONCOLOGY, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

ST. LOUIS PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

TEXAS PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

TOPS PHARMACY SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

US ONCOLOGY CORPORATE, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

US ONCOLOGY PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

US ONCOLOGY RESEARCH, INC., as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Vice President

WASHINGTON PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

PHYSICIAN RELIANCE, L.P., as a Subsidiary Guarantor

By:	PRN Physician Reliance, LLC
Its:	General Partner

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

PRN PHYSICIAN RELIANCE, LLC, as a Subsidiary Guarantor

By:	/s/ Bruce Broussard
Name:	Bruce Broussard
Title:	Manager

JP MORGAN CHASE BANK, as Trustee,

By:
Name:
Title:

JP MORGAN CHASE BANK, as Trustee,

By:	/s/ Carol Logan
Name:	CAROL LOGAN
Title:	Vice President and Trust Officer